SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2023

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(918) 236-6461

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Delaware Reincorporation

As previously reported, at the annual meeting of shareholders of ClearSign Technologies Corporation (the “Company”) held on June 6, 2023 (the “Annual Meeting”), the Company’s shareholders approved the proposed conversion of the Company from a Washington corporation to a Delaware corporation (the “Reincorporation”) by means of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2023 (the “Proxy Statement”). In connection with the Reincorporation, the Company filed on June 14, 2023 (the “Effective Date”) a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of conversion (the “Certificate of Conversion”) with the Delaware Secretary of State and adopted new bylaws (the “Bylaws”), and filed articles of entity conversion (the “Articles of Conversion”) with the Washington Secretary of State. The Plan of Conversion, Certificate of Conversion, Articles of Conversion, Certificate of Incorporation and Bylaws are each attached hereto as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

As of the Effective Date: (i) the Company’s domicile changed from the State of Washington to the State of Delaware; (ii) the affairs of the Company ceased to be governed by the Revised Code of Washington and the Company’s existing certificate of incorporation and bylaws, and instead became governed by the General Corporation Law of the State of Delaware (the “DGCL”), and the Certificate of Incorporation and Bylaws; (iii) each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), automatically converted into one share of Common Stock of the Company incorporated in Delaware upon completion of the Reincorporation (the “Converted Entity”); (iv) the number of shares of Common Stock and preferred stock that the Company is authorized to issue remained the same upon completion of the Reincorporation; and (v) the Company’s employee benefit and incentive plans continued, and each equity option, equity award or other right of the Company from before the Reincorporation and issued under such plans automatically converted into an option, equity award or right to purchase or receive the same number of shares of Common Stock of the Converted Entity, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements and will continue to be the rights and obligations of the Company after the Reincorporation. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation.

Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Certificate of Incorporation and Bylaws and the effects of the Reincorporation are set forth in Proposal 4 of the Proxy Statement, and the description contained therein is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the Reincorporation, as described in Item 1.01 above, is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion dated June 14, 2023.

3.1	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on June 14, 2023.

3.2	Articles of Conversion, as filed with the Secretary of State of the State of Washington on June 14, 2023.

3.3	Certificate of Incorporation of ClearSign Technologies Corporation, a Delaware corporation.

3.4	Bylaws of ClearSign Technologies Corporation, a Delaware corporation.

99.1	Press Release dated June 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer